FIRST FINANCIAL HOLDINGS, INC.
34 Broad Street
Charleston, South Carolina 29401
843-529-5933

 December 18, 2007

Dear Shareholder:

          You are cordially invited to attend the 2008 annual meeting of shareholders of First Financial Holdings, Inc. to be held at our main office, located at 34 Broad Street, Charleston, South Carolina, on Thursday, January 31, 2008, at 5:30 p.m., Eastern Standard Time.

          The Notice of Annual Meeting of Shareholders and Proxy Statement on the following pages describe the formal business to be transacted at the meeting. During the meeting, we will also report on our operations. Our directors and officers, as well as a representative of KPMG LLP, our independent registered public accounting firm for the fiscal year ended September 30, 2007, will be present to respond to any relevant questions shareholders may have. The KPMG LLP representative will have the opportunity to make a statement if he or she desires to do so. Representatives of Grant Thornton, LLP our independent registered public accounting firm for the fiscal year ending September 30, 2008, will be present also.

          To ensure proper representation of your shares at the meeting, please sign, date and return the enclosed proxy card in the postage-paid envelope provided as soon as possible or vote by telephone or over the Internet, even if you currently plan to attend the meeting. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the meeting.
SINCERELY,

A. THOMAS HOOD
PRESIDENT AND CHIEF EXECUTIVE OFFICER

FIRST FINANCIAL HOLDINGS, INC.
34 Broad Street
Charleston, South Carolina 29401
843-529-5933

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
JANUARY 31, 2008

          Notice is hereby given that the annual meeting of shareholders of First Financial Holdings, Inc. will be held at our main office, located at 34 Broad Street, Charleston, South Carolina, on Thursday, January 31, 2008, at 5:30 p.m., Eastern Standard Time, for the following purposes:

          Proposal 1: To elect three directors to each serve for a three-year term.

          Proposal 2: To ratify the appointment of Grant Thornton, LLP as our independent accounting firm for 2008.

          We will also consider and act upon such other matters as may properly come before the meeting or any adjournments or postponements thereof. As of the date of this notice, we are not aware of any other business to come before the meeting.

          The Board of Directors has fixed the close of business on December 3, 2007 as the record date for the annual meeting. This means that shareholders of record at the close of business on that date are entitled to receive notice of, and to vote at, the meeting and any adjournments or postponements thereof.

          Whether or not you plan to attend the meeting, please complete and sign the enclosed form of proxy, which is solicited by the Board of Directors, and mail it promptly in the envelope provided, or vote by telephone or over the Internet using the voting procedures described on your proxy card. The proxy will not be used if you attend and vote in person at the meeting.

BY ORDER OF THE BOARD OF DIRECTORS

DOROTHY B. WRIGHT
CORPORATE SECRETARY

CHARLESTON, SOUTH CAROLINA
DECEMBER 18, 2007

IMPORTANT: The prompt return of your signed proxy will save us the expense of further requests for proxies in order to ensure a quorum at the meeting. A self-addressed envelope is enclosed for your convenience. No postage is required if mailed in the United States. Alternatively, you may vote by telephone or over the internet by following the voting procedures and instructions included on your proxy card. Your vote is important, whether you own a few shares or many shares.

TABLE OF CONTENTS

ANNUAL MEETING OF SHAREHOLDERS . . . . . .. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . . . . . . . . . . . . . .	1
INFORMATION ABOUT THE ANNUAL MEETING . . . .. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . . . . . . . .	1
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT . . . . . . . . . . . . . .	4
PROPOSAL 1 -- ELECTION OF DIRECTORS . . . .. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . . . . . . . . . . . . . . .	6
MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . . . . . . . . . . . . . . . . .	8
DIRECTORS' COMPENSATION . . . . . . . . .. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . . . . . . . . . . . . . . . . . . . .	11
EXECUTIVE COMPENSATION, COMPENSATION DISCUSSION AND ANALYSIS . .. . . . . . . . . . . . . . . .	13
AUDIT COMMITTEE MATTERS . . . . . . . . . .. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . . . . . . . . . . . . . . . . . .	23
PROPOSAL 2 -- RATIFICATION OF INDEPENDENT ACCOUNTING FIRM FOR 2008 . . . . . . . . . . . . . . . .	25
AUDITING AND RELATED FEES . . . . . . . . .. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . . . . . . . . . . . . . . . . . .	26
CORPORATE GOVERNANCE/NOMINATING COMMITTEE MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . .	26
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE .. . . . . . . . . . . . . . . . . . . . . . . . . .	27
SHAREHOLDER PROPOSALS . . . . . . . . . . .. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . . . . . . . . . . . . . . . . . . . .	28
OTHER MATTERS . . . . . . . . . . . . . .. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	28
ANNUAL REPORT TO SHAREHOLDERS. . . . . . .. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . . . . . . . . . . . . . . .	28

PROXY STATEMENT
OF
FIRST FINANCIAL HOLDINGS, INC.
34 Broad Street
Charleston, South Carolina 29401
843-529-5933

ANNUAL MEETING OF SHAREHOLDERS
JANUARY 31, 2008

          The Board of Directors of First Financial Holdings, Inc. is using this Proxy Statement to solicit proxies from our shareholders for use at the annual meeting of shareholders. We are first mailing this Proxy Statement and the enclosed form of proxy to our shareholders on or about December 18, 2007.

          The information provided in this Proxy Statement relates to First Financial Holdings, Inc. and its wholly-owned subsidiaries, First Federal Savings and Loan Association of Charleston, First Southeast Insurance Services, Inc., Kimbrell Insurance Group, Inc, and First Southeast Investor Services, Inc. First Financial Holdings, Inc. may also be referred to as "First Financial" and First Federal Savings and Loan Association of Charleston may also be referred to as "First Federal." References to "we," "us" and "our" refer to First Financial and, as the context requires, First Federal.

INFORMATION ABOUT THE ANNUAL MEETING

Time and Place of the Annual Meeting

          Our annual meeting will be held as follows:
Date:	Thursday, January 31, 2008
Time:	5:30 p.m., Eastern Standard Time
Place:	First Financial Holdings, Inc., 34 Broad Street, Charleston, South Carolina

Matters to Be Considered at the Annual Meeting

          At the meeting, you will be asked to consider and vote upon the following proposals:
Proposal 1:	Election of three directors of First Financial to each serve for a three-year term.
Proposal 2:	Ratification of the appointment of Grant Thornton LLP as our independent accounting firm for 2008.

We also will transact any other business that may properly come before the annual meeting. As of the date of this Proxy Statement, we are not aware of any other business to be presented for consideration at the annual meeting other than the matters described herein.

Who is Entitled to Vote?

          We have fixed the close of business on December 3, 2007 as the record date for shareholders entitled to notice of and to vote at our annual meeting. Only holders of record of First Financial's common stock on that date are entitled to notice of and to vote at the annual meeting. You are entitled to one vote for each share of First Financial common stock you own. On December 3, 2007, there were 11,651,596 shares of First Financial's common stock outstanding and entitled to vote at the annual meeting.

How Do I Vote at the Annual Meeting?

          Proxies are solicited to provide all shareholders of record on the voting record date an opportunity to vote on matters scheduled for the annual meeting and described in these materials. You are a shareholder of record if your shares of First Financial common stock are held in your name. If you are a beneficial owner of First Financial common stock held by a broker, bank or other nominee (i.e., in "street name"), please see the instructions in the following question.

          Shares of First Financial common stock can only be voted if the shareholder is present in person or by proxy at the annual meeting. To ensure your representation at the annual meeting, we recommend you vote by proxy even if you plan to attend the annual meeting. You can always change your vote at the meeting if you are a shareholder of record.

          Voting instructions are included on your proxy card. Shares of First Financial common stock represented by properly executed proxies will be voted by the individuals named on the proxy card in accordance with the shareholder's instructions. Where properly executed proxies are returned to us with no specific instruction as how to vote at the annual meeting, the persons named in the proxy will vote the shares "FOR" the election of each of our director nominees and "FOR" the ratification of the appointment of Grant Thornton LLP as our independent accounting firm for 2008. If any other matters are properly presented at the annual meeting for action, the persons named in the enclosed proxy and acting thereunder will have the discretion to vote on these matters in accordance with their best judgment. We do not currently expect that any other matters will be properly presented for action at the annual meeting.

          You may receive more than one proxy card depending on how your shares are held. For example, you may hold some of your shares individually, some jointly with your spouse and some in trust for your children. In this case, you will receive three separate proxy cards to vote.

What if My Shares Are Held in Street Name?

          If you are the beneficial owner of shares held in street name by a broker, your broker, as the record holder of the shares, is required to vote the shares in accordance with your instructions. If your common stock is held in street name, you will receive instructions from your broker that you must follow in order to have your shares voted. Your broker may allow or require you to deliver your voting instructions via the telephone or the Internet. Please see the instruction form that accompanies this proxy statement. If you do not give instructions to your broker, your broker may nevertheless vote the shares with respect to discretionary items, but will not be permitted to vote your shares with respect to non-discretionary items, pursuant to current industry practice. In the case of non-discretionary items, shares not voted are treated as "broker non-votes." The proposals to elect directors and ratify the appointment of our independent accounting firm described in this Proxy Statement are considered discretionary items under the rules of The Nasdaq Stock Market LLC ("Nasdaq").

          If your shares are held in street name, you will need proof of ownership to be admitted to the annual meeting. A recent brokerage statement or letter from the record holder of your shares are examples of proof of ownership. If you want to vote your shares of common stock held in street name in person at the annual meeting, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.

How Many Shares Must Be Present to Hold the Meeting?

          A quorum must be present at the meeting for any business to be conducted. The presence at the meeting, in person or by proxy, of at least a majority of the shares of First Financial common stock entitled to vote at the annual meeting as of the record date will constitute a quorum. Proxies received but marked as abstentions or broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

What if a Quorum Is Not Present at the Meeting?

          If a quorum is not present at the scheduled time of the meeting, a majority of the shareholders present or represented by proxy may adjourn the meeting until a quorum is present. The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice will be given unless the meeting is adjourned for 30 days or more. An adjournment will have no effect on the business that may be conducted at the meeting.

Vote Required to Approve Proposal 1: Election of Directors

          Directors are elected by a plurality of the votes cast, in person or by proxy, at the annual meeting by holders of First Financial common stock. Accordingly, the three nominees for election as directors who receive the highest number of votes actually cast will be elected. Pursuant to our Certificate of Incorporation, shareholders are not permitted to cumulate their votes for the election of directors. Votes may be cast for or withheld from each nominee. Votes that are withheld and broker non-votes will have no effect on the outcome of the election because the three nominees receiving the greatest number of votes will be elected. Our Board of Directors unanimously recommends that you vote "FOR" the election of each of its director nominees.

Vote Required to Approve Proposal 2: Ratification of the Appointment of Independent Accounting Firm

          Ratification of the appointment of an independent accounting firm is by a majority of the votes cast, in person or by proxy, at the annual meeting by holders of First Financial common stock. Abstentions are not affirmative votes and, therefore, will have the same effect as a vote against the proposal and broker non-votes will be disregarded and will have no effect on the outcome of the vote. Our Board of Directors unanimously recommends that you vote "FOR" the ratification of the appointment of the independent accounting firm.

May I Revoke My Proxy?

          You may revoke your proxy before it is voted by:

  submitting a new proxy with a later date;

  notifying the Corporate Secretary of First Financial in writing before the annual meeting that you have revoked your proxy;

  entering a new vote by telephone or over the Internet (following the instructions on the enclosed proxy card); or

  voting in person at the annual meeting.

          If you plan to attend the annual meeting and wish to vote in person, we will give you a ballot at the annual meeting. However, if your shares are held in street name, you must bring a validly executed proxy from the nominee indicating that you have the right to vote your shares.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

          The following table sets forth, as of December 3, 2007, the voting record date, information regarding share ownership of:

  those persons or entities (or groups of affiliated persons or entities) known by management to beneficially own more than five percent of First Financial's common stock other than directors and executive officers;

  each non-employee director (including director nominees) of First Financial;

  each employee director of First Financial;
  each executive officer of First Financial or First Federal named in the Summary Compensation Table appearing under "Executive Compensation" below (known as "named executive officers") and who is not a director; and
  all current directors and executive officers of First Financial and First Federal as a group.

          Persons and groups who beneficially own in excess of five percent of First Financial's common stock are required to file with the Securities and Exchange Commission ("SEC"), and provide a copy to us, reports disclosing their ownership pursuant to the Securities Exchange Act of 1934. To our knowledge, no other person or entity, other than those set forth below, beneficially owned more than five percent of the outstanding shares of First Financial's common stock as of the close of business on the voting record date.

          Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In accordance with Rule 13d-3 of the Securities Exchange Act, a person is deemed to be the beneficial owner of any shares of common stock if he or she has voting and/or investment power with respect to those shares. Therefore, the table below includes shares owned by spouses, other immediate family members in trust, shares held in retirement accounts or funds for the benefit of the named individuals, and other forms of ownership, over which shares the persons named in the table may possess voting and/or investment power. In addition, in computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to outstanding options that are currently exercisable or exercisable within 60 days after the voting record date are included in the number of shares beneficially owned by the person and are deemed outstanding for the purpose of calculating the person's percentage ownership. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership[1,2]	Percent of Shares of Common Stock Outstanding

Beneficial Owners of More Than 5%

Barclays Global Investors, NA [3] Barclays Global Fund Advisors 45 Fremont Street San Francisco, CA 94105	815,481	7.00%
Private Capital Management, L. P. [4] 8889 Pelican Bay Blvd., Suite 500 Naples, FL 34108	945,515	8.11%

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership[1,2]	Percent of Shares of Common Stock Outstanding

Non-Employee Directors

Paula Harper Bethea	15,437	5
Paul G. Campbell, Jr.	29,900	5
Ronnie M. Givens	14,209	5
Thomas J. Johnson	37,635	5
James C. Murray	42,097	5
D. Kent Sharples	40,389	5
Henry M. Swink	33,619	5

Employee Directors

A. Thomas Hood [6]	229,375	1.96%
James L. Rowe	15,905	5

Named Executive Officers Who Are Not Directors

Charles F. Baarcke, Jr.	66,325	5
Susan E. Baham	107,864	5
R. Wayne Hall	5,869	5
John L. Ott, Jr.	140,544	1.20%

All Directors and Executive Officers as a group (13 persons)	779,168	6.61%

1

Includes shares of common stock that may be received upon the exercise of stock options that are exercisable within 60 days of the voting record date as follows: Mrs. Bethea-0 shares; Mr. Campbell-14,641 shares; Mr. Givens-2,217 shares; Mr. Johnson-0 shares; Mr. Murray-6,997 shares; Dr. Sharples-13,153 shares; Mr. Swink-15,447 shares; Mr. Hood-26,500 shares; Mr. Rowe-7,385 shares; Mr. Baarcke-5,500 shares; Mrs. Baham-23,000 shares; Mr. Hall-0 shares; Mr. Ott-23,000 shares; and all executive officers and directors as a group-137,840 shares.

2

The foregoing directors and executive officers have sole voting and investment power over the shares of common stock beneficially owned by them on December 3, 2007, except for the following shares over which the directors and executive officers have voting and/or investment power: Mr. Murray-800 shares; Mr. Baarcke-44,948 shares; Mr. Ott-38,353 shares; Mrs. Baham-18,416 shares; Mr. Hood-7,049 shares; Mr. Rowe-1,168 shares.

3

Based solely on a Schedule 13G, filed with the SEC on January 23, 2007. Barclays Global Investors, NA has sole voting power over 553,222 shares and sole dispositive power over 614,616 shares of First Financial's common stock, and Barclays Global Fund Advisors has sole voting and dispositive power over 200,865 shares of First Financial's common stock, all of which shares are held in trust accounts for economic benefit of the beneficiaries of those accounts.

4

Based solely on a Schedule 13G/A, filed with the SEC on February 14, 2007. Private Capital Management, L.P. has shared voting and dispositive power over 924,515 shares of First Financial's common stock, as to which it disclaims beneficial ownership.

5	Less than one percent of shares outstanding.
6	Mr. Hood is also a named executive officer of First Financial.

PROPOSAL 1 -- ELECTION OF DIRECTORS

          Our Board of Directors is currently composed of nine members and is divided into three classes. One-third of the directors are elected each year to serve for a three-year period or until their respective successors are elected and qualified. The Board of Directors selects nominees for election as directors, based on the recommendation of the Corporate Governance/Nominating Committee.

          Thomas J. Johnson, James C. Murray and D. Kent Sharples have each been nominated for election to the Board for three-year terms. All nominees are currently members of the Board and each has consented to being named in this Proxy Statement and to serving as a director on the Board if elected. It is intended that the proxies solicited by the Board will be voted for the election of these nominees. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of a substitute recommended by the Board or the Board may adopt a resolution to amend our Bylaws to reduce the size of the Board. At this time, the Board knows of no reason why any nominee might be unavailable to serve.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES FOR ELECTION AS DIRECTORS OF FIRST FINANCIAL.

          The following table sets forth certain information regarding the nominees for election at the meeting as well as information regarding those directors continuing in office after the meeting.
Name	Age [1]	Year First Elected Director [2]	Year Term Expires

Board Nominees

Thomas J. Johnson[3]	57	1998	2011[4]
James C. Murray[3]	68	1991	2011[4]
D. Kent Sharples	64	1992	2011[4]

Directors Continuing In Office

A. Thomas Hood[3]	61	1987	2009
James L. Rowe	64	2001	2009
Henry M. Swink	62	2002	2009
Paula Harper Bethea[3]	52	1996	2010
Paul G. Campbell, Jr.[3]	61	1991	2010
Ronnie M. Givens	65	2004	2010

[1]		As of September 30, 2007.
[2]		Includes prior service, as applicable, on the Board of Directors of First Federal.
[3]		Also serves as a director of First Federal.
4		Assuming reelection.

          The following discussion presents information with respect to the nominees at the meeting:

          THOMAS J. JOHNSON has served as a director of First Financial since 1998 and as a director of First Federal since 2002. He is President, Chief Executive Officer and Owner of F & J Associates, a company that owns and operates automobile dealerships in the southeastern United States and the U.S. Virgin Islands. He serves on the Board of Directors of the South Carolina Automobile Dealers Association, the Board of Visitors of the Coastal Carolina University School of Business and the South Carolina Business Resources Board. He is a member of the National Automobile Dealers Association, the South Carolina Automobile Dealers Association and the Ford Lincoln Mercury Dealers Association. He is active in community service as a member of the South Carolina Minority Business Network, the Board of Trustees of Shaw University and the Conway, South Carolina and Myrtle Beach, South Carolina Chambers of Commerce.

          JAMES C. MURRAY has served as a director of First Financial and First Federal since 1991, and is Chairman of First Financial and First Federal. He is a retired Registered Professional Engineer and retired President, Chief Executive Officer and Chairman of the Board of Directors of Utilities Construction Company, Inc., and its subsidiaries, an electrical contracting company specializing in high voltage electrical work and heavy industrial work in the Southeast. Mr. Murray is active in numerous civic associations, having served as President of the Coastal Carolina Council of the Boy Scouts. He is past President of Area 5, Southern Region of Boy Scouts of America which covers South Carolina and portions of Georgia and North Carolina and he is a past member of the Southern Region Executive Board. Having served as a Director and Treasurer for the Trident United Way, Mr. Murray served as the 1996 Trident United Way Campaign Chairman and President of Trident United Way for 1999 and is currently a member emeritus of the Board. He was previously a member of the Board of Directors of the South Carolina Chamber of Commerce, President of Trident Technical College Foundation and Secretary to the Board of United Way of South Carolina.

          D. KENT SHARPLES has served as a director of First Financial since 1992 and served as a director of Peoples Federal Savings and Loan Association (an institution acquired by First Financial and later merged into First Federal) from 1984 through 1999. Dr. Sharples has been President of Daytona Beach Community College, Daytona Beach, Florida since July 1999. From July 1980 to July 1999, he was President of Horry-Georgetown Technical College, Conway, South Carolina. He has been active in numerous civic associations, serving as President of the United Way of Horry County, President of the Myrtle Beach Rotary Club, Chairman of the Horry County Economic Development Board, Chairman of the Subcommittee of the Area Transportation Council, a member of the Board of Directors of Grand Strand YMCA, a member of the Myrtle Beach Chamber of Commerce, and a member of the Georgetown Propeller Club. He was awarded the Order of the Palmetto for his contributions to South Carolina. In 1990, Dr. Sharples was also appointed by then Secretary of Labor Dole to serve as a member of the Secretary's Advisory Commission on work-based learning.

          The present principal occupation and other business experience during the last five years of each director continuing in office is set forth below:

          Paula Harper Bethea joined First Financial's and First Federal's Boards of Directors in 1996. She is the Director of External Relations for McNair Law Firm. Previously, she served as Director of Client Relations and Development for Bethea, Jordan & Griffin, P.A. of Hilton Head Island, South Carolina, a law firm.

          Paul G. Campbell, Jr. was elected to First Financial's and First Federal's Boards of Directors in 1991. He is the retired President of the Southeast Region for Alcoa Primary Metals, the world's leading aluminum reduction company. He continues to work for Alcoa as a consultant.

          Ronnie M. Givens has served as a director of First Financial since December 2004. He is a Certified Public Accountant with 40 years of professional experience and is a member of Dixon Hughes PLLC, a certified public accounting and business advisory firm. Prior to his firm merging with Dixon Hughes on November 1, 2006, Mr. Givens was a founding member of Gamble Givens & Moody LLC.

          A. Thomas Hood is President and Chief Executive Officer of First Financial and First Federal. He also serves on the Boards of First Financial, First Federal, First Southeast Insurance Services, Inc. and Kimbrell Insurance Group, Inc.

          James L. Rowe is President of First Southeast Insurance Services, Inc. and Kinghorn Insurance Services, Inc., subsidiaries of First Financial. He also serves on the Boards of First Financial, First Southeast Insurance Services, Inc. and Kimbrell Insurance Group, Inc.

          Henry M. Swink served as a director of Peoples Federal Savings and Loan Association (an institution acquired by First Financial and later merged into First Federal), from 1996 until its merger with First Federal on August 30, 2002. Mr. Swink is President of McCall Farms, Inc., a food processing company that manufactures and markets canned fruits and vegetables throughout the Southeast.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
AND CORPORATE GOVERNANCE MATTERS

Board of Directors

          The Board of Directors conducts its business through Board meetings and through its committees. During the fiscal year ended September 30, 2007, the Board held 14 meetings. No director attended less than 75 percent of the total meetings of the Board and committees on which the Board member served during this period for First Financial.

Committees and Committee Charters

          The Board of Directors has standing Executive, Compensation/Benefits, Audit and Corporate Governance/Nominating committees. The Compensation/Benefits, Audit and Corporate Governance/ Nominating committees have adopted written charters and they are available on our website at www.firstfinancialholdings.com.

          The following table lists the membership of the standing committees of the Board of Directors:
Director	Executive	Compensation/ Benefits	Audit	Corporate Governance/ Nominating

Paula Harper Bethea	√	√		√
Paul G. Campbell, Jr.	√		√	√
Ronnie M. Givens		√	√
A. Thomas Hood	√
Thomas J. Johnson		√	√
James C. Murray	√			√
James L. Rowe
D. Kent Sharples		√	√
Henry M. Swink			√	√

          The Executive Committee, composed of Mrs. Bethea, Mr. Campbell, Mr. Hood and Mr. Murray, did not meet during the fiscal year ended September 30, 2007. The full Board meets monthly in executive session, both with and without the presence of management directors.

          The Audit Committee, composed of Messrs. Campbell, Givens, Johnson, Sharples and Swink, meets at least quarterly to:
  Monitor the integrity of the financial reporting process and systems of internal controls regarding finance, accounting, regulatory and legal compliance.

  Appoint, compensate and oversee the work of the independent registered public accounting firm employed for the purpose of preparing an audit report or related work.

  Facilitate communication among the independent registered public accounting firm, management, employees, the internal auditing department and the Board of Directors.

  Approve loans made to affiliates.

          This Committee met 11 times during the fiscal year ended September 30, 2007. For additional information regarding the Audit Committee, see "Audit Committee Matters" included herein.

          The Compensation/Benefits Committee, composed of Mrs. Bethea, Mr. Givens, Mr. Johnson and Dr. Sharples, reviews compensation policies and benefit plans of First Financial, grants stock options and recommends compensation for senior management. This Committee held five meetings during the fiscal year ended September 30, 2007.

          The Corporate Governance/Nominating Committee, composed of Mrs. Bethea, Mr. Campbell, Mr. Murray and Mr. Swink selects the nominees for election as director. The appointment of the Corporate Governance/Nominating Committee is authorized by Article II, Section 14 of First Financial's Bylaws, which also provides that: "No nominations for directors except those made by the nominating committee shall be voted upon at the annual meeting unless other nominations by shareholders are made in writing and delivered to the Secretary of the Corporation in accordance with the provisions of the Company's Certificate of Incorporation." The Corporate Governance/Nominating Committee met six times during the fiscal year ended September 30, 2007. For additional information regarding the Corporate Governance/Nominating Committee, see "Corporate Governance/Nominating Committee Matters" included herein.

Corporate Governance

          We and our affiliates and subsidiaries are committed to maintaining high standards of corporate governance. Our executive officers and the Board of Directors have worked together to establish a comprehensive set of corporate governance initiatives that they believe will serve the long-term interests of First Financial's shareholders and employees. These initiatives are intended to comply with the provisions contained in the Sarbanes-Oxley Act of 2002, the rules and regulations of the SEC adopted thereunder, and the Nasdaq rules. The Board will continue to evaluate, and improve our corporate governance principles and policies as necessary and as required.

          Director Independence. The Board is comprised of a majority (78%) of independent directors in compliance with SEC and Nasdaq rules. All members of the Audit, Compensation/Benefits and Corporate Governance/Nominating committees are independent pursuant to SEC and Nasdaq rules. The members of these committees do not have any relationship to First Financial that may interfere with the exercise of their independence from management and First Financial. None of the members of these committees are current or former officers or employees of First Financial or its affiliates. The Board has determined that all members of the Board are independent, except for A. Thomas Hood, President and Chief Executive Officer of First Financial and First Federal, and James L. Rowe, President of First Southeast Insurance Services, Inc.

          Code of Business Conduct and Ethics. We have had a written code of conduct for our officers, directors and employees since 1988. On May 24, 2007, the Board of Directors adopted a revised Code of Business Conduct and Ethics for our officers (including the senior financial officers), directors and employees. The Code of Business Conduct and Ethics requires our officers, directors and employees to maintain the highest standards of professional and ethical conduct. The Code includes guidelines relating to the ethical handling of actual or potential conflicts of interest, compliance with laws, accurate financial reporting, and procedures for promoting compliance with, and reporting violations of the Code. A copy of the Code of Business Conduct and Ethics is posted on our website at www.firstfinancialholdings.com.

          Securities Trading Policy. Executives and other employees may not engage in any transaction in which they may profit from short-term speculative swings in the value of First Financial's securities. This includes "short sales" (selling borrowed securities which the seller hopes can be purchased at a lower price in the future) or "short sales against the box" (selling owned, but not delivered securities), "put" and "call" options (publicly available rights to sell or buy securities within a certain period of time at a specified price or the like) and hedging transactions, such as zero-cost dollars and forward sale contracts. In addition, this policy is designed to ensure compliance with all insider trading rules.

          Communication with the Board of Directors. The Board has established a process for shareholders and other interested parties to communicate directly with the Chairman of the Board or with the non-management directors individually or as a group. Any shareholder or other interested party who desires to contact one or more of the directors, including the Board's Chairman, may send a letter to the following address:

          Board of Directors (or Chairman or name of individual director)
          c/o Dorothy B. Wright, Corporate Secretary
          First Financial Holdings, Inc.
          2440 Mall Drive, Suite 100
          Charleston, SC 29406

          All such communications will be forwarded to the appropriate director or directors specified in such communications as soon as practicable.

          In addition, any shareholder or interested party who has any concerns or complaints relating to accounting, internal accounting controls or auditing matters, may contact the Audit Committee by writing the following address:

          First Financial Holdings, Inc. Audit Committee
          c/o Dorothy B. Wright, Corporate Secretary
          First Financial Holdings, Inc.
          2440 Mall Drive, Suite 100
          Charleston, SC 29406

          Annual Meeting Attendance by Directors. Directors are expected to attend our annual meeting of shareholders, but we do not have a formal policy regarding attendance. We cover or reimburse the directors for all reasonable out-of-pocket expenses associated with attendance at annual meetings. All members of the Boards of Directors of First Financial and First Federal attended the 2007 annual meeting of shareholders.

          Related Party Transactions. Applicable laws and regulations require that all loans or extensions of credit by First Federal to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons (unless the loan or extension of credit is made under a benefit program generally available to all employees and does not give preference to any insider over any employee) and does not involve more than the normal risk of repayment or present other unfavorable features. First Federal has adopted policies that comply with these provisions. Loans in amounts up to $15,000 are granted pursuant to First Federal's normal approval procedures. Loans in excess of $15,000 are required to be reviewed by the Directors loan committee and ratified by the First Financial audit committee and the Board of Directors. Loans and aggregate loans of $500,000 or greater are reviewed and approved by First Federal's Board of Directors, pursuant to Regulation O of the Federal Reserve Board. All loan approval and review procedures are governed by written policies. Except for the loans discussed below, there were no transactions of this nature, the amount of which exceeded $120,000, during fiscal 2007.

          First Federal has followed a policy of granting loans to officers and directors which fully complies with all applicable federal regulations. Loans to directors and executive officers are made in the ordinary course of business and on the same terms and conditions, including interest rates and collateral, as those of comparable transactions with non-insider employees prevailing at the time, in accordance with our underwriting guidelines, and do not involve more than the normal risk of collectibility or present other unfavorable features. Business loans to directors, executive officers and their related persons are not made with preferential rates or terms. Personal loans, including residential mortgage loans, to those individuals may be made with preferential rates under applicable federal law, so long as those preferential rates are the same as those available to all non-officer employees of First Financial. These preferential rates return to market rates and terms in effect at the time of origination when the director or executive officer leaves. The following table reflects loans to directors and executive officers who, during fiscal 2007, had aggregate indebtedness to First Financial that exceeded $120,000 at below market rates.
Name	Type of Loan[1]	Interest Paid in Fiscal 2007 ($)	Rate Discount[2]	Largest Principal Balance in Fiscal 2007 ($)	Principal Balance at September 30, 2007 ($)

Executive Officers:

A. Thomas Hood	First Mortgage	29,694	1.75%	604,943	592,731
R. Wayne Hall	First Mortgage	13,285	0.00%	400,000	397,581
John L. Ott	First Mortgage	6,657	1.75%	134,476	131,747

Directors:

Paul G. Campbell	First Mortgage	10,715	1.75%	218,095	213,916

1

Origination and underwriting fees are waived on all first mortgage loans made under the employee loan program. The above loans were all made prior to fiscal 2007 except for the loan to Mr. Hall. Mr. Hall's origination and underwriting fees waived in fiscal 2007 totaled $4,425.

2

Preferential rates are 1% over the one year constant maturity treasury compared with customer's rates which are generally 2.75% over the same index. The preferential rates for the three loans above (excluding Mr. Hall's) were made at discounts of 1.75% of the fully indexed rate available to our customers on the same date.

          First Southeast Insurance Services, Inc. leases office space from Mr. Rowe at prevailing market rates. First Federal purchases automobiles through the Ford Motor Company Fleet Program which allows automobiles to be purchased at current fleet prices or prevailing market prices, whichever is lower. Mr. Johnson owns the Conway Ford dealership and most automobiles are purchased from his dealership. Several times during the year, First Federal compares market pricing among Ford dealerships to ensure we are receiving the best possible prices.

DIRECTORS' COMPENSATION

          The following table sets forth information regarding the compensation earned by or awarded to each director who served on our Board of Directors during the fiscal year ended September 30, 2007, with the exception of A. Thomas Hood, who is our President and Chief Executive Officer and whose compensation is reflected below under "Executive Compensation."

Name	Fees Earned or Paid in Cash ($)[1]	Stock Awards ($)[2,3]	Option Awards ($)[2,4]	Non-Equity Incentive Plan Compen- sation ($)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings ($)	All Other Compen- sation ($)[5]	Total ($)

Paula Harper Bethea	27,350	11,386	4,344	-0-	-0-	11,800	54,880
Paul G. Campbell, Jr.	29,333	12,876	21,567	-0-	-0-	2,668	66,444
Ronnie M. Givens	24,050	10,003	14,932	-0-	-0-	150	49,135
Thomas J. Johnson	25,533	11,386	14,868	-0-	-0-	150	51,937
James C. Murray	31,800	14,401	13,714	-0-	-0-	-0-	59,915
James L. Rowe	-0-	-0-	-0-	-0-	-0-	-0-	-0-
D. Kent Sharples	24,183	10,003	-0-	-0-	-0-	1,500	35,686
Henry M. Swink	24,983	10,003	16,531	-0-	-0-	1,500	53,017

1	Please see the description of director's fees below.

2

Represents the dollar amount recognized for financial statement reporting purposes in 2007 for awards and grants made in the current and prior fiscal years, calculated according to the provisions of Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (Revised 2004), "Share-Based Payment" ("FAS 123R"). For a discussion of valuation assumptions, see Note 18 of the Notes to Consolidated Financial Statements in First Financial's Annual Report on Form 10-K for the year ended September 30, 2007.

3

Consists of the following awards of stock made in fiscal 2007 under the Performance Equity Plan for performance related to fiscal 2006: Ms. Bethea 321; Mr. Campbell 363; Mr. Givens 282; Mr. Johnson 321; Mr. Murray 406; Dr. Sharples 282; Mr. Swink 282. The shares were valued at $35.47 each based on the closing price of the Company's common stock on January 31, 2007. Amounts disclosed were the fair value on date of awards. There were no stock awards outstanding or eligible to be awarded based on 2007 performance.

4

Consists of the expense related to participation at the director's election in the 2004 Stock Options-for-Fees Plan. Directors may defer a portion of their total board fees in any amount up to 100% of their fees under the plan. The expense shown is the compensation cost under FAS 123R related to the grant of the following options: Ms. Bethea, 917 options; Mr. Campbell, 1,964 options; Mr. Givens 2,499 options; Mr. Johnson 3,181 options; Mr. Murray 1,253 options; Dr. Sharples 0 options; Mr. Swink 2,757 options. All options have an exercise price of $25.4475 each on the grant date and vested during fiscal 2007, the year of board service to which the fees related. At the end of fiscal 2007, the above directors held the options exercisable for the following number of shares: Ms. Bethea 917; Mr. Campbell 14,641; Mr. Givens 2,217; Mr. Johnson 3,181; Mr. Murray 11,746; Dr. Sharples 14,135; Mr. Swink 15,447. All compensation expense for these awards was recorded in the current year or in previous fiscal years.

5	Consists of payments to travel to board of director meetings, savings on loans due to reduced interest rate under the employee/director loan program, and company matched charitable donations.

          Non-employee members of First Financial's Board who also serve First Federal's Board receive monthly fees of $1,900, except the Chairman and Vice Chairman, who receive monthly fees of $2,400 and $2,150, respectively. Non-employee members who serve on the Board of either First Financial or First Federal Board receive monthly fees of $1,667. First Financial's Audit Committee members each receive an additional annual fee of $2,000 and the Audit Committee Chairman receives an additional annual fee of $6,000. The respective fees were increased from $1,000 and $1,200, effective as of May 24, 2007. Directors also receive $1,250 per day for attending all day joint meetings (with First Financial's management) for strategic planning purposes. These meetings are generally scheduled to occur twice each year. Effective as of February 1, 2008, the Chairman of First Financial's Compensation/Benefits Committee will receive an annual fee of $3,000 and members of this committee will receive an annual fee of $1,000. Non-employee directors who serve on First Financial's non-banking subsidiary boards were paid $200 - $500 on a quarterly basis. Each director is also entitled to reimbursement for his or her reasonable out-of-pocket expenses incurred in connection with travel to and from, and attendance at, meetings of the Board of Directors or its committees and related activities, including director education courses and materials.

          The 2004 Outside Directors Stock Options-For-Fees Plan was approved by shareholders at the 2004 annual meeting of shareholders. In addition to outside directors, the plan also allows advisory and emeritus directors of First Financial and its subsidiaries to participate in the plan. Under this plan, eligible directors may elect to receive stock options in lieu of cash compensation. In fiscal 2007, 11 directors (excluding emeritus and advisory directors) participated in the plan, deferring $155,798 in fees. This plan has been replaced by the 2007 Equity Incentive Plan and directors will be considered for future stock option awards under that plan. Directors will also be eligible to defer their cash payments beginning in fiscal 2008.

          The 2005 Performance Equity Plan for Non-Employee Directors was approved by shareholders at the 2005 annual meeting of shareholders. Under this plan, the Boards of Directors of First Financial and First Federal specified performance targets for First Financial and First Federal, as appropriate, and the percentage of total Board fees eligible for conversion to shares of First Financial common stock upon the attainment of the performance targets. Performance targets (return on equity) for fiscal year 2006 resulted in the total award of 3,385 shares to the non-employee directors of First Financial and First Federal. These shares were distributed to directors in February 2007. Performance targets for fiscal 2007 were not achieved and thus no shares will be distributed to directors in fiscal 2008 under this Plan.

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS

Overview and Philosophy

          Our compensation program is designed to attract and retain high quality executive officers and management team members. The program directly links pay to performance to ensure that executive compensation is aligned with our strategic goals. The Board of Directors approves and oversees our executive compensation program. The Compensation/Benefits Committee, which consists of independent directors, reviews our compensation policies and benefit plans, grants stock options, reviews the performance of the Chief Executive Officer and recommends compensation for all members of senior management. All executive compensation recommendations are subject to final approval by the Board of Directors.

          Key elements of compensation for our executive officers include an annual cash incentive award and equity based awards. The annual cash incentive award is directly linked to specific corporate and personal goals. Base salary, 401(k), profit sharing and other fringe benefits are the remaining components of the total annual compensation package.

          We provide a portion of the annual compensation in equity based awards because stock ownership aligns our executive officers' interests with those of our shareholders. The vesting and other design features of these awards, together with our stock ownership guidelines, encourage long-term stock ownership by our executive officers to further motivate them to create long-term shareholder value.

Determination of Executive Compensation

          To maintain a fair and equitable compensation program and to offer a competitive wage to attract and retain the best qualified executives, job descriptions are reviewed and revised annually. Job descriptions of the executive officers are used in the job evaluation process and this process established the relative internal value of jobs within First Financial and First Federal. A series of five compensable factors are used to determine the value of the jobs: knowledge and skills, problem solving and decision making, scope of accountability, impact and internal/external contacts.

          The Chief Executive Officer annually reviews the performance of each named executive officer. Considerations include management skills, long-term performance, performance during the current fiscal year, individual accomplishments and performance with respect to corporate and personal goals. Along with those factors, the Chief Executive Officer also considers then-current shareholder returns, operating results, asset quality, asset-liability management, regulatory compliance, economic conditions, external events that affect our operations, the competitiveness of the executive's total compensation and our ability to pay an appropriate and competitive salary. The conclusions and recommendations are presented to the Compensation/Benefits Committee, which can accept the recommendations or exercise its discretion in modifying any recommended salary adjustments or awards to executive officers. The Chief Executive Officer's performance is reviewed by the Compensation/Benefits Committee and it makes recommendations for his compensation. All executive compensation recommendations are subject to final approval by the Board of Directors.

          The Compensation/Benefits Committee reviewed the Compensation and Performance Comparison published by SNL Financial in September 2007. SNL Financial places each financial institution in a peer group with 28 institutions most like the subject institution in terms of asset size and geography. Thrift peer groups are comprised of both thrifts and banks. For financial institutions with assets of less than $5 billion, such as First Financial, the process searches for peers in the following sequence: financial institutions in the same state within 40% of total assets; financial institutions in the same region within 40% of total assets; financial institutions in the same state within 80% of total assets; financial institutions in the same region within 80% of total assets. Once 28 banks are found, the sequence stops, and those banks form the peer group. We are a part of the Southeast regional group which includes Alabama, Arkansas, Florida, Georgia,

Mississippi, North Carolina, South Carolina, Tennessee, Virginia and West Virginia. The Compensation and Performance Comparison provided information on the following performance measures: three-year total shareholder return; return on average assets, return on average equity, net interest margin, efficiency ratio, non-interest expense/average assets, total equity/assets, non-performing assets/assets, and total one-year and five-year returns. The Compensation/Benefits Committee used this information as a component of their annual review of compensation for the named executive officers.

Components of Executive Compensation

          Our executive compensation program is intended to link management's pay with our annual and long-term performance. The program includes both short-term cash compensation and long-term equity compensation. For the fiscal year ended September 30, 2007, the principal components of targeted compensation for the named executive officers were:

  base salary;
  annual incentive award;
  long-term equity incentive compensation;
  401(k) savings plan contributions;
  profit sharing contributions; and
  certain perquisites.

Base Salary

          Base salary is designed to provide competitive levels of compensation to our executives based upon their experience, duties and scope of responsibility. We pay base salaries because it is necessary to recruit and retain executives. Base salary levels are also important because they are used to determine the target amount of incentive awards and they are used for computing 401(k) and profit sharing contributions.

          Salary adjustments are typically considered annually as part of the Compensation/Benefits Committee's performance review process and base salaries are reviewed for adjustment in November of each year. Salary levels are also considered upon a promotion or other change of job responsibility. Towers Perrin performed a benchmark study several years ago on our compensation plan. Since that time, the Compensation/Benefits Committee has used the World at Work Salary Budget Survey to review salary trends in the United States and to aid in determining annual salary adjustments and salary range adjustments.

Incentive Awards

          In addition to the base salary, we provide named executive officers with performance incentive awards as a form of short-term compensation to compensate them for service rendered during the year. Awards are determined at the end of the year based on the results of our performance during the year as well as each individual's contribution to that performance.

          In September 1996, the Board of Directors approved the Management Performance Incentive Compensation plan. The purpose of the plan is to share the rewards of excellent performance with those executives who provide knowledge and direction to First Financial and First Federal, and work to accomplish results that are above expectations. Company-wide and individual standards of measurement are developed annually and approved by the Board of Directors. First Financial and First Federal must meet the goals as identified in their strategic business plans. If the minimum return on equity is not achieved, no performance incentive is awarded under the plan. If the minimum return on equity is achieved, there is a matrix that determines whether the award will be 25%, 50%, 75%, or 100% of the maximum 65% of base pay possible. The return on equity goals for fiscal 2007 were 13.50-14.00% 25%; 14.01-14.50% 50%; 14.51-15.00% 75% and 15.01% and above 100%.

          The table below shows the award opportunities for minimum, target and maximum goal levels, as well as each named executive officer's actual award and individual criteria.

Name	Maximum Potential Incentive Bonus ($)	Threshold	Target	Maximum	Actual Award ($)

A. Thomas Hood	184,380	25%	100%	100%	-0-
R. Wayne Hall[1]	113,750	25%	100%	100%	-0-
Charles F. Baarcke	143,943	25%	100%	100%	-0-
Susan E. Baham	143,943	25%	100%	100%	-0-
John L. Ott	143,943	25%	100%	100%	-0-

1	Potential annual incentive bonus prorated from hire date.

          The annual cash incentive objectives for the fiscal year ended September 30, 2007 were not achieved; therefore, no year-end cash incentives were paid to executives.

          In addition to Return on Equity, corporate goals usually include other profitability goals such as Return on Average Assets, the Net Interest Margin, Revenue Growth; productivity goals such as the Efficiency Ratio; quality as measured by Problem Asset Ratios, client satisfaction scores; and volume goals such as Loan Production Volumes, New Account and Household Growth. Typically, the Executive Officers have a high percentage of their goals related to corporate goals while other senior officers may have a mix such as 50% corporate and 50% individual.

          The Chief Executive Officer's performance incentive compensation is the average (individual percentages earned totaled and divided by the number of team members who earned their incentives) of all goals achieved by all members of the management team. To illustrate, if the Return on Equity resulted in 75% of the maximum of 65% being available for incentive, then 48.75% of the base pay is eligible for the incentive. Assuming there were 40 members of the management team who earned incentives and the breakdown was as follows: 10 earned 40%, 10 earned 50%, 10 earned 60%, 5 earned 65%, three earned 70% and two earned 75%, the Chief Executive Officer's performance incentive compensation would be 54.6% of the 48.75% available incentive award.

          Any incentive awards are supplements to annual compensation. No incentive bonus will be awarded for a fiscal year regardless of performance on individual factors if First Financial's and First Federal's returns on shareholders' equity are less than the approved minimum for that fiscal year. No incentive compensation was paid for fiscal year 2007 because minimum returns on shareholders' equity goals were not met.

Long-term Equity Incentive Compensation

          We also provide executive officers with long-term equity incentive compensation to encourage them to focus on long-term performance and to provide an opportunity for the management team to increase their stake in First Financial through equity based awards.

          Long-term equity awards to the named executive officers were made at the Compensation/Benefits Committee's regularly scheduled meeting in May 2007. The Compensation/Benefits Committee has historically made equity awards at its May and November meetings. After considering First Financial's recent performance and areas needing improvement, the Compensation/Benefits Committee granted stock options to the management team which will vest based on improvement to First Financial's efficiency ratio. The goal is to reduce the efficiency ratio to 59% or less over a 3 year period. The efficiency ratio will be calculated for the twelve month period ended March 31, 2008, 2009 and 2010. If the stated improvement in the ratio is achieved, the vesting for that year will take place, which is 1/3 of the options. Each year provides the opportunity for vesting to "catch-up" if the subsequent year's goal is achieved. The goals for year one is 63% or less, year two is 61% or less and year three is 59% or less.

401(k) Savings Plan

          We offer a tax-qualified retirement savings plan pursuant to which all employees who have completed 30 days of service are eligible to participate. There are two types of salary deferrals, Regular 401(k) deferrals and Roth 401(k) deferrals. Those who participate in the Regular 401(k) can contribute up to 100% of their annual salary on a pre-tax basis subject to limits prescribed by the Internal Revenue Code. Those who participate in the Roth 401(k) must pay current income tax on the deferral contribution. Both plans are referred to as "safe harbor 401(k) plans." A matching contribution is made equal to the sum of 100% of the amount of salary reductions, including any catch-up contributions and/or any Roth elective deferrals, that are not in excess of 3% of compensation, plus 50% of the amount of salary reductions that exceed 3% of compensation but not in excess of 5% of compensation. The following shows the matching applicable quarterly Contribution Percentage to the extent such Additional Matching Contribution exceeded the Safe Harbor Contribution:
Return on Equity	Contribution Percentages

Less than 4%	0%
4% to less than 8%	25%
8% to less than 12%	50%
12% to less than 16%	75%
16% or more	100%

          All employee contributions and matching contributions are fully vested upon contribution. Effective January 1, 2007, plan participants are able to direct the investment of all contributions made by us, as well as their own contributions, from among the investment funds made available under the plan. The investment funds available are a number of mutual funds including targeted retirement date funds and First Financial common stock.

Profit Sharing Contributions

          We have a Profit Sharing Plan, pursuant to which contributions may be made for all employees. Our discretionary profit sharing contribution will be "allocated" or divided among participants eligible to share in the contribution for the plan year. An individual's share of the contribution will depend upon how much compensation is received during the year and the compensation received by other eligible participants. The allocation of our discretionary profit sharing contribution is determined by the following fraction:

Employer's Discretionary Contribution	X	Individual's Compensation

Total Compensation of All
Participants Eligible to Share

          The percentage contributed to the profit sharing plan is at the discretion of the Board of Directors and it has been approximately 3.5% to 3.7% over the last several years.

Perquisites

          Our named executive officers received health and welfare benefits, such as group medical, group dental, group life and long-term disability coverage, under plans generally available to all other full-time employees of First Financial and First Federal. They also receive personal time off and discounted loan rates under programs generally available to all full-time employees. Perquisites and other benefits represent a small part of our overall compensation package, and are offered only after consideration of business need. The named executive officers are provided with the use of a company automobile. The use of company automobiles is largely for business purposes. Attributed costs of this perquisite and other personal benefits for the named executive officers for the fiscal year ended September 30, 2007 are included in the "All Other Compensation" column in the Summary Compensation Table on page 18.

Executive Stock Ownership Guidelines

          The Compensation/Benefits Committee has established First Financial stock ownership guidelines for members of management. The desired level of stock ownership is based on the market value of the shares owned as a percentage of annual salary. The percentages are 400 percent, 200 percent and 100 percent for the President/CEO, Executive Vice Presidents and other members of the management teams, respectively. Stock ownership goals are expected to be met within five years. When goals are met, an additional stock option grant may be awarded. All members of executive management who have been employed more than five years currently meet the stock ownership goals set by First Financial.

Compensation Committee Report

          The Compensation/Benefits Committee of the Company has reviewed and discussed the foregoing Compensation Discussion and Analysis with management and based on such review and discussions, the Compensation/Benefits Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION/BENEFITS COMMITTEE
Paula Harper Bethea, Chairman
Ronnie M. Givens
Thomas J. Johnson
D. Kent Sharples

This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, and shall not otherwise be deemed filed under such acts.

Summary Compensation Table

          The following information is furnished with respect to compensation earned during the fiscal year ended September 30, 2007 by (1) A. Thomas Hood, our principal executive officer, (2) R. Wayne Hall, our principal financial officer and (3) our three other most highly compensated executive officers, who are Charles F. Baarcke, Jr., Susan E. Baham and John L. Ott, Jr.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)[1]	Non-Equity Incentive Plan Compen-sation ($)[2]	Change in Pension Value and Non-qualified Deferred Compen-sation Earnings ($)	All Other Compen- sation ($)[3]	Total ($)

A. Thomas Hood President and Chief Executive Officer of First Financial and First Federal	2007	282,709	-0-	-0-	4,030	-0-	-0-	22,457	309,196
R. Wayne Hall Executive Vice President and Chief Financial Officer of First Financial and First Federal (employed December 1, 2006)	2007	166,385	37,000[4]	-0-	7,554	-0-	-0-	17,355	228,294
Charles F. Baarcke, Jr. Executive Vice President of First Financial and First Federal	2007	220,705	-0-	-0-	3,526	-0-	-0-	20,176	244,407
Susan E. Baham Executive Vice President of First Financial and First Federal and Chief Operating Officer of First Federal	2007	221,055	-0-	-0-	-0-	-0-	-0-	25,417	246,472
John L. Ott, Jr. Executive Vice President of First Financial and First Federal	2007	221,055	-0-	-0-	3,526	-0-	-0-	20,093	244,674

1

Represents the dollar amount recognized for financial statement reporting purposes in 2007 for awards and grants made in the current and prior fiscal years, calculated according to the provisions of FAS 123R. For a discussion of valuation assumptions, see Note 18 of the Notes to Consolidated Financial Statements in First Financial's Annual Report on Form 10-K for the year ended September 30, 2007.

2	The minimum target for Return on Equity was not achieved.
3	Please see the table below for more information on the other compensation paid to the named executive officers in the year ended September 30, 2007.
4	Bonus paid to EVP Hall upon his employment December 1, 2006. This was to compensate for estimated 401(k) and profit sharing contributions that would have been paid by his previous employer.

          All Other Compensation. The following table sets forth details of "All Other Compensation," as presented above in the Summary Compensation Table.

Name	401(k) and Profit Sharing Contribution ($)	AD&D and Life Insurance Premium ($)	Company Car Usage ($)	Moving Expenses ($)	Country Club Memberships ($)

A. Thomas Hood	18,337	1,050	1,758	-0-	1,312
R. Wayne Hall	4,200	963	3,265	8,927	-0-
Charles F. Baarcke, Jr.	17,736	1,050	1,390	-0-	-0-
Susan E. Baham	18,248	1,050	6,119	-0-	-0-
John L. Ott, Jr.	17,736	1,050	1,307	-0-	-0-

          We provide benefit programs to executive officers and other employees. The following table generally identifies the benefit plans and identifies those employees who may be eligible to participate:

Benefit Plan	Executive Officers	Certain Managers	Full Time Employees

Management Incentive Performance Compensation Plan	√	√
401(k) Plan and Profit-Sharing	√	√	√
Medical/Dental/Vision Plans	√	√	√
Life and Disability Insurance[1]	√	√	√
Stock Option Plans	√	√	√
Change in Control Agreement	√	√
Supplemental Early Retirement Plan	Not Offered	Not Offered	Not Offered

1	First Financial provides company-paid long-term disability insurance to eligible full-time employees with a monthly benefit in the amount of 50% of qualified salary to a maximum of $10,000 per month.

          We believe perquisites for executive officers should be extremely limited in scope and value. As a result, we have historically given nominal perquisites. The following table generally illustrates perquisites we do and do not provide and identifies those employees who may be eligible to receive them:

Type of Perquisites	Executive Officers	Certain Managers and Salespeople	Full Time Employees

Employee/Director Loan Program[1]	√	√	√
Financial Planning Allowance	Not Offered	Not Offered	Not Offered
Automobile Allowance or Use of Company Automobile[2]	√	√	√
Country Club Memberships[3]	√	√	Not Offered
Security Services	Not Offered	Not Offered	Not Offered
Dwellings for Personal Use[4]	Not Offered	Not Offered	Not Offered

1

All directors, officers and employees who work a minimum of 20 hours per week, and qualify under federal regulations and normal underwriting standards are eligible to receive mortgage, second mortgage, lot, cash reserve, consumer and credit card loans at discounted rates from First Federal. Terms, conditions and discounts vary based on loan type. First Federal expects timely payment of loans from all directors, officers and employees, and delinquent accounts may result in disciplinary action up to and including discharge.

2

Certain employees do receive reimbursement, in accordance with the Internal Revenue Code, for various costs incurred in connection with utilization of their personal vehicle in connection with business travel that is in addition to typical business expenses.

3	First Financial, on a very limited basis, will pay country club memberships for use by certain officers and managers to cultivate business relationships.
4	First Financial does not provide dwellings for personal use other than for temporary job relocation housing.

          Employment Agreements. We have entered into employment agreements with various employees including each of the named executive officers. Currently, the agreements with Messrs. Hood, Hall, Baarcke and Ott expire on September 30, 2010. Mrs. Baham's agreement expires on December 31, 2007. The agreements provide for a minimum annual salary for Mr. Hood, Mr. Hall, Mr. Baarcke, Mrs. Baham, and Mr. Ott of $283,662, $210,000, $221,450, $221,450, and $221,450, respectively. The agreements also provide for participation in any plan of First Financial relating to pension, profit-sharing or other retirement benefits and medical coverage or reimbursement plans that First Financial may adopt for the benefit of its employees.

          The terms of each of the agreements may be extended for an additional 12 full calendar months upon action of the Boards of First Financial and First Federal, as appropriate, prior to the respective anniversary dates of the agreements. Each of the agreements provides for payment of compensation to the officer in the event of termination for various reasons, as described below under "Potential Payments Upon Termination."

Grants of Plan-Based Awards

          The following table shows information regarding grants of plan-based awards made to our named executive officers for the fiscal year ended September 30, 2007.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards[1]			Estimated Future Payouts Under Equity Incentive Plan Awards[2]			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Awards Number of Securi- ties Under- lying Options (#)		Grant Date Fair Value of Stock and Option Awards ($)[3]
Name	Award Type	Date of Grant	Threshold ($)	Target ($)	Maxi-mum ($)	Threshold (#)	Target (#)	Maxi-mum (#)			Exer- cise or Base Price of Option Awards ($/Sh)

A. Thomas Hood	Cash		46,095	184,380	184,380
	Option	5/24/07				-0-	4,000	4,000	-0-	-0-	33.06	32,224
R. Wayne Hall	Cash		34,125	136,500	136,500
	Option	5/24/07				-0-	3,500	3,500	-0-	4,000	33.06	60,420
Charles F. Baarcke, Jr.	Cash		35,986	143,943	143,943
	Option	5/24/07				-0-	3,500	3,500	-0-	-0-	33.06	28,196
Susan E. Baham	Cash		35,986	143,943	143,943
	Option	5/24/07				-0-	-0-	-0-	-0-	-0-	-0-	-0-
John L. Ott, Jr.	Cash		35,986	143,943	143,943
	Option	5/24/07				-0-	3,500	3,500	-0-	-0-	33.06	28,196

1

Represents awards payable under our Management Performance Incentive Compensation Plan. The goals and measurements associated with these awards are described above under Compensation Discussion and Analysis.

2	The goals and measurements associated with these awards are described above under Compensation Discussion and Analysis.
3	Total dollar amount to be recognized under FAS 123R should all shares vest.

Outstanding Equity Awards

          The following information with respect to the outstanding equity awards as of September 30, 2007 is presented for the named executive officers.
	Option Awards					Stock Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexer- cisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)[1]	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

A. Thomas Hood	4,000	-0-	-0-	19.25	11/24/2008	-0-	-0-	-0-	-0-
	4,000	-0-	-0-	17.00	11/23/2009	-0-	-0-	-0-	-0-
	4,000	-0-	-0-	14.00	6/22/2010	-0-	-0-	-0-	-0-
	4,000	-0-	-0-	23.52	11/20/2011	-0-	-0-	-0-	-0-
	4,000	-0-	-0-	25.001	11/26/2012	-0-	-0-	-0-	-0-
	3,000	-0-	-0-	32.28	11/25/2013	-0-	-0-	-0-	-0-
	3,500	-0-	-0-	32.30	11/23/2014	-0-	-0-	-0-	-0-
	-0-	-0-	4,000	33.06	5/24/2012	-0-	-0-	-0-	-0-
Total	26,500	-0-	4,000			-0-	-0-	-0-	-0-
R. Wayne Hall	-0-	-0-	3,500	33.06	5/24/2012	-0-	-0-	-0-	-0-
	-0-	4,000[2]	-0-	33.06	5/24/2012	-0-	-0-	-0-	-0-
Total	-0-	4,000	3,500			-0-	-0-	-0-	-0-
Charles F. Baarcke, Jr.	2,500	-0-	-0-	32.28	11/25/2013	-0-	-0-	-0-	-0-
	3,000	-0-	-0-	32.30	11/23/2014	-0-	-0-	-0-	-0-
	-0-	-0-	3,500	33.06	5/24/2012	-0-	-0-	-0-	-0-
Total	5,500	-0-	3,500			-0-	-0-	-0-	-0-
Susan E. Baham	3,500	-0-	-0-	19.25	11/24/2008	-0-	-0-	-0-	-0-
	3,500	-0-	-0-	17.00	11/23/2009	-0-	-0-	-0-	-0-
	3,500	-0-	-0-	14.00	6/22/2010	-0-	-0-	-0-	-0-
	3,500	-0-	-0-	23.52	11/20/2011	-0-	-0-	-0-	-0-
	3,500	-0-	-0-	25.001	11/26/2012	-0-	-0-	-0-	-0-
	2,500	-0-	-0-	32.28	11/25/2013	-0-	-0-	-0-	-0-
	3,000	-0-	-0-	32.30	11/23/2014	-0-	-0-	-0-	-0-
Total	23,000	-0-	-0-			-0-	-0-	-0-	-0-
John L. Ott, Jr.	3,500	-0-	-0-	19.25	11/24/2008	-0-	-0-	-0-	-0-
	3,500	-0-	-0-	17.00	11/23/2009	-0-	-0-	-0-	-0-
	3,500	-0-	-0-	14.00	6/22/2010	-0-	-0-	-0-	-0-
	3,500	-0-	-0-	23.52	11/20/2011	-0-	-0-	-0-	-0-
	3,500	-0-	-0-	25.001	11/26/2012	-0-	-0-	-0-	-0-
	2,500	-0-	-0-	32.28	11/25/2013	-0-	-0-	-0-	-0-
	3,000	-0-	-0-	32.30	11/23/2014	-0-	-0-	-0-	-0-
	-0-	-0-	3,500	33.06	5/24/2012	-0-	-0-	-0-	-0-
Total	23,000	-0-	3,500			-0-	-0-	-0-	-0-

1

Stock options vest provided the following efficiency ratio goals are achieved: The efficiency ratio will be computed April 1 -- March 31, 2008, 2009 and 2010 and goals are to decrease the ratio to 63% in 2008, 61% in 2009 and 59% in 2010.

2	Stock options vest May 24, 2010, three years from the grant date.

Options Exercised and Stock Vested

          The following table shows the value realized upon the exercise of stock options and the vesting of restricted stock for our named executive officers in the year ended September 30, 2007.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

A. Thomas Hood	12,400	298,776	-0-	-0-
R. Wayne Hall	-0-	-0-	-0-	-0-
Charles F. Baarcke, Jr.	-0-	-0-	-0-	-0-
Susan E. Baham	2,000	25,730	-0-	-0-
John L. Ott, Jr.	2,000	22,150	-0-	-0-

Potential Payments Upon Termination

          We have entered into employment agreements with each of the named executive officers that provide for potential payments upon disability, termination and death. In addition, our equity plans also provide for potential acceleration of benefits upon termination. The following discussion addresses the potential payments that the named executive officers could receive under a variety of scenarios.

          Employment Agreements. We have entered into employment agreements with each of the named executive officers which provide for payments to the executives upon termination. In the event of the executive's death during the term of the agreement, his or her estate would be entitled to receive the compensation due to the executive through the last day of the calendar month in which the death occurred. Each of the agreements may be terminated by the Board of Directors without cause or for "just cause" (as defined in the agreements). If the Board terminates the employment of an executive without cause, First Financial must continue to pay the executive his or her salary up to the date of termination of the executive's employment agreement. If the executive's employment is terminated for just cause, First Financial is only obligated to pay the executive's salary up to the date of termination.

          The employment agreements also provide for severance payments and other benefits in the event of a change in control. If, after a change in control or First Financial or First Federal, First Federal terminates the employment of the executive during the period of employment under the employment agreement for any reason other than just cause, or the executive voluntarily terminates his or her own employment within 12 months following the effective date of the change in control following any change in the capacity or circumstances in which the executive is employed under the employment agreement or reduction in the executive's responsibilities or authority or compensation or other benefits provided under the employment agreement without the executive's written consent, First Financial must pay the executive an amount equal to 2.99 times the executive's then-current salary. The payment is paid over the 12-month period following the executive's termination, in accordance with First Federal's customary payroll practices. In addition, during the period of 36 months following the executive's termination of employment, the executive and his or her dependents, beneficiaries and estate shall continue to be covered under all employee benefit plans of First Financial, including its pension plan, life insurance and health insurance as if the executive were still employed during that period under the employment agreement. The agreements contain provisions providing for reduction of any payments that would be deemed to constitute an excess parachute payment under Section 280G of the Internal Revenue Code.

          The following table shows the total amounts that would be payable or the value of benefits provided to the named executive officers if their employment had been terminated as of September 30, 2007 under each of the scenarios described below.

Name	Change in Control Severance Payment ($)	Change in Control Continuation of Benefits ($)	Termination Without Cause ($)

A. Thomas Hood	848,149	50,742	850,986
R. Wayne Hall	627,900	41,346	664,350
Charles F. Baarcke, Jr.	662,136	50,742	664,350
Susan E. Baham[1]	662,136	3,510	55,362
John L. Ott, Jr.	662,136	50,742	664,350

1			Due to Mrs. Baham's anticipated retirement, her contract was not renewed in September 2007 and will expire December 31, 2007.

          Equity Plans. Our equity plans provide for accelerated vesting of options in the event of a change in control. Specifically, the 2007 Equity Incentive Plan provides that with respect to outstanding and unvested stock options, stock appreciation rights and restricted stock awards, the vesting date shall be accelerated to the earliest date of the change in control. The 2005 Stock Option Plan and the 2001 Stock Option Plan provide that if a tender offer or exchange offer for shares of First Financial's common stock (other than such an offer by First Financial) is commenced, or if a change in control shall occur, unless the committee administering the plan shall have otherwise provided in the award agreement, all options granted and not fully exercisable shall become exercisable in full upon the happening of such event. The 1997 Stock Option and Incentive Plan provides that in the event of a change in control, all then outstanding options shall become 100 percent vested and exercisable as of the effective date of the change in control. If a tender or exchange offer had commenced and change in control had occurred effective as of September 30, 2007, the named executive officers would have received the following benefits:

Name	Accelerated Vesting of Stock Options ($)[1]	Accelerated Vesting of Stock Appreciation Rights ($)	Acceleration Vesting of Restricted Stock ($)

A. Thomas Hood	-0-	-0-	-0-
R. Wayne Hall	-0-	-0-	-0-
Charles F. Baarcke, Jr.	-0-	-0-	-0-
Susan E. Baham	-0-	-0-	-0-
John L. Ott, Jr.	-0-	-0-	-0-

1	Awards made under the 2007 Equity Incentive Plan would accelerate but had no intrinsic value at September 30, 2007.

Compensation Committee Interlocks and Insider Participation

          The Board of First Financial has a Compensation/Benefits Committee composed of Mrs. Bethea, Mr. Givens, Mr. Johnson and Dr. Sharples. The Compensation/Benefits Committee reviews and ratifies the actions of the Compensation Committee of First Federal. No member of the Compensation/Benefits Committee was an officer or employee of First Financial or any of its subsidiaries during the year ended September 30, 2007, was formerly an officer or employee of First Financial or any of its subsidiaries, or had any relationship otherwise requiring disclosure.

AUDIT COMMITTEE MATTERS

Audit Committee

          The Audit Committee of First Financial is composed of five independent directors and operates under a written charter adopted by the Board on May 25, 2000, and amended several times, most recently on August 25, 2007. The Audit Committee is responsible for the appointment, compensation and oversight of our independent registered public accounting firm.

          The Board of Directors has determined that Ronnie M. Givens meets the qualifications of an "audit committee financial expert" in accordance with SEC rules, including meeting the relevant definition of "independent director."

          Management is responsible for our internal controls, including internal controls over financial reporting, and the preparation and presentation of the financial statements and overall financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing a report thereon and annually auditing management's assessment of the effectiveness of internal control over financial reporting. The Audit Committee's responsibilities include the following:
  review annual and quarterly financial statements prior to filing or distribution and discuss the results of the annual audit;
  review quarterly Chief Executive Officer/Chief Financial Officer certifications;
  review the qualifications, independence and performance of the independent registered public accounting firm;
  review the operation, organizational structure and qualifications of the internal audit department;
  review significant reports regarding First Financial prepared by the internal audit department;
  review First Financial's compliance with applicable laws and regulations;
  review employee and shareholder complaints regarding accounting, audit or internal control issues; and
  approve loans to affiliates.

          Report of the Audit Committee. In fulfilling its responsibilities, the Audit Committee has met and held discussions with management and the independent registered public accounting firm regarding the financial statements for the year ended September 30, 2007. Management represented to the Audit Committee that First Financial's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by Statements of Auditing Standards ("SAS") No. 61, Communication with Audit Committees, as amended by SAS No. 90, Audit Committee Communications.

          First Financial's independent registered public accounting firm also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and the Audit Committee discussed with the independent registered public accounting firm that firm's independence.

          Based upon the Audit Committee's discussions with management and the independent registered public accounting firm and the Audit Committee's review of the financial statements and representation of management and the report of the independent registered public accounting firm to the Audit Committee, the Audit Committee recommended that the Board include the audited consolidated financial statements in First Financial's Annual Report on Form 10-K for the year ended September 30, 2007, filed with the SEC.

          Submitted by the Audit Committee of the First Financial Board of Directors:

Ronnie M. Givens, Chairman
Paul G. Campbell, Jr.
Thomas J. Johnson
D. Kent Sharples
Henry M. Swink

PROPOSAL 2 -- RATIFICATION OF THE APPOINTMENT OF INDEPENDENT ACCOUNTING FIRM

          The Audit Committee of the Board has appointed Grant Thornton LLP as First Financial's independent accounting firm for fiscal year 2008 and that appointment is being submitted to shareholders for ratification. In the event the appointment is not ratified by a majority of votes cast, in person or by proxy, it is anticipated that no change in auditors would be made for the current year because of the difficulty and expense of making any change so long after the beginning of the current year, but that vote would be considered in connection with the auditors' appointment for fiscal 2009. KPMG LLP served as our independent accounting firm for the year ended September 30, 2007, and a representative of the firm is expected to attend the meeting, respond to appropriate questions and, if the representative desires, which is not now anticipated, make a statement. First Financial terminated its engagement of KPMG LLP as its independent accounting firm effective November 26, 2007. The decision to change accountants was approved by our Audit Committee and Board of Directors on November 20, 2007.

          In connection with the audits for the 2007 and 2006 fiscal years and the subsequent interim period through November 29, 2007, (1) there were no disagreements with KPMG LLP on any matter of accounting principle or practice, financial statement disclosure, auditing scope or procedure, whereby such disagreements, if not resolved to the satisfaction of KPMG LLP, would have caused them to make reference thereto in their report on the financial statements for such years; and (2) there have been no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

          We requested that KPMG LLP furnish us with a letter addressed to the SEC, stating whether they agree with the foregoing statements, and if not, stating the respects in which they do not agree. The required letter from KPMG LLP with respect to the above statements made by us was filed as an exhibit to the Current Report on Form 8-K we filed on November 29, 2007.

          The reports of KPMG LLP on our financial statements for fiscal years ended September 30, 2007 and 2006 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

          First Financial had not consulted with Grant Thornton LLP during 2007 or 2006 or the period from September 30, 2007 through November 29, 2007, on either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion Grant Thornton LLP might issue on First Financial's financial statements.

          The engagement of Grant Thornton as First Financial's independent public accounting firm for the 2008 fiscal year is subject to the ratification of the appointment by our shareholders at the annual meeting. Representatives of Grant Thornton LLP are expected to attend the annual meeting to respond to appropriate questions and will have an opportunity to make statements if they so desire.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT ACCOUNTING FIRM.

Independent Registered Public Accounting Firm

          Auditing and Related Fees. The following table presents fees for professional audit services rendered by KPMG LLP for the audit of our annual financial statements for fiscal 2007 and 2006, and fees billed for other services rendered by KPMG LLP.

		2007		2006

Audit Fees[1]		$ 510,175		$ 478,875
Audit related fees[2]		-0-		5,000

Audit and audit related fees		510,175		483,875
Tax Fees[3]		81,040		100,730

Total fees		$ 591,215		$ 584,605

1	Audit fees including expenses consist of the following:
		2007	2006
	Audit of the consolidated financial statements
	quarterly reviews and internal control over financial reporting	$ 472,500	$ 466,875
	Review of registration statements	8,925	-0-
	Procedures related to legal opinion	-0-	12,000
	Audit of First Southeast Investor Services, Inc.	28,750	(a)

	Audit fees	$ 510,175	$ 478,875

	(a)	Included in the consolidated audit fee for fiscal 2006.

2	Audit related fees consisted of fees related to audits of the employee stock purchase plan.
3	Tax fees consist entirely of tax compliance services in 2007. Tax fees consist of tax compliance services and tax consulting services of $83,805 and $16,925, respectively, in 2006.

          It is the policy of the Audit Committee to pre-approve all auditing services and non-auditing services provided to First Financial by its independent registered public accounting firm, KPMG LLP, including fees and terms. Pre-approval is typically granted by the full Audit Committee. In considering non-audit services, the Audit Committee will consider various factors, including but not limited to, whether it would be beneficial to have the service provided by the independent registered public accounting firm and whether the service could compromise the independence of the independent registered public accounting firm. The Audit Committee pre-approved all of the engagements for the audit of First Financial, audit related engagements, tax engagements and other permitted non-audit services of KPMG LLP paid during fiscal 2007 and fiscal 2006.

CORPORATE GOVERNANCE/NOMINATING COMMITTEE MATTERS

          The Corporate Governance/Nominating Committee of First Financial is composed of four directors and operates under a written charter adopted by the Board on September 25, 2003. The committee's responsibilities are to:
  nominate persons for election or appointment to the Board;
  assess Board and committee membership needs; and
  implement policies and processes regarding corporate governance matters.

          Report of the Corporate Governance/Nominating Committee. The committee is responsible for identifying individuals qualified to become Board members and to recommend to the Board the individuals for nomination as members of the Board. The committee and the Board expect to create a Board that will demonstrate objectivity and the highest degree of integrity on an individual and collective basis. The committee considers the needs of the Board and First Financial in light of the current mix of director skills and attributes. The committee's evaluation of director candidates includes an assessment of issues and factors regarding an individual's education, business experience, accounting and financial expertise, age, diversity, reputation, civic and community relationships. The committee also takes into consideration the Board's retirement policy, the ability of directors to devote adequate time to Board and committee matters, and the Board's belief that a substantial majority of the Board should consist of independent directors. When considering current Board members for nomination for reelection, the committee also considers prior Board contributions and performance, as well as meeting attendance records.

          The committee seeks the input of the other members of the Board in identifying and attracting director candidates who are consistent with the criteria outlined above. In addition, the committee may use the service of consultants or a search firm, although it has not done so in the past. The committee will consider recommendations by First Financial's shareholders of qualified director candidates for possible nomination by the Board. Shareholders may recommend qualified director candidates by writing to Dorothy B. Wright, Corporate Secretary, First Financial Holdings, Inc., 2440 Mall Drive, Suite 100, Charleston, South Carolina 29406. Submissions should include information regarding a candidate's background, qualifications, experience and willingness to serve as a director. Based on preliminary assessment of a candidate's qualifications, the Corporate Governance/Nominating Committee may conduct interviews with the candidate and request additional information from the candidate. The committee uses the same process for evaluating all nominees, including those recommended by shareholders. The committee did not receive any shareholder nominations this year.

          Submitted by the Corporate Governance/Nominating Committee of the First Financial Board of Directors:

James C. Murray, Chairman
Paula Harper Bethea
Paul G. Campbell, Jr.
Henry M. Swink

          Board Evaluations. The Board of Directors conducted self-evaluations and individual peer evaluations of each member of the Board of Directors during this fiscal year. The evaluation covered adherence to the Corporate Code of Business Ethics and Conduct, preparation, knowledge and expertise, attendance and commitment, shareholder alignment, judgment and skills, and participation and contribution to collective decision-making. No individual member of the Board received a rating of "needs improvement" in any area. The Board continues to review and work for improvement where there are opportunities.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

          Section 16(a) of the Securities Exchange Act of 1934 requires certain of our officers and directors, and persons who beneficially own more than ten percent of any registered class of First Financial's equity securities, to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than ten percent shareholders are required by regulation to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of the reports and written representations we have received, we believe that during the fiscal year ended September 30, 2007, all filing requirements applicable to its reporting officers, directors and greater than ten percent beneficial owners were properly and timely complied with except for the following: Senior Vice President R. Bruce Copeland filed late a Form 4 reporting the exercise of a stock option of 1,100 shares and the sale of 2,718 shares held in his Sharing Thrift

Plan; Senior Vice President Jerry P. Gazes filed late a Form 4 reporting the sale of 2,650 shares held jointly with his father; and Director Hugh L. Willcox, Jr. filed late a Form 4 reporting the purchase of 31 shares for an estate for which he serves as the personal representative.

SHAREHOLDER PROPOSALS

          Article II, Section 15 of First Financial's Bylaws provides that any new business to be taken up at the annual meeting shall be stated in writing and filed with the Secretary of First Financial in accordance with the provisions of the Certificate of Incorporation. Article XI of the Certificate of Incorporation provides that notice of a shareholder's intent to make a nomination or present new business at the meeting must be given not less than 30 days nor more than 60 days prior to the date of the meeting; provided, however, that if less than 31 days notice of the meeting is given to shareholders by First Financial, such notice shall be delivered or mailed to the Secretary of First Financial not later than the close of the tenth day following the day on which notice of the meeting was mailed to shareholders. If properly made, such nominations or new business shall be considered by shareholders at the meeting.

          In order to be eligible for inclusion in First Financial's proxy materials for next year's annual meeting of shareholders, any shareholder proposal to take action at such meeting must be received by Dorothy B. Wright, Corporate Secretary, First Financial Holdings, Inc., 2440 Mall Drive, Suite 100, Charleston, South Carolina 29406, no later than August 20, 2008. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934.

OTHER MATTERS

          The Board is not aware of any business to come before the meeting other than the matters described above in this Proxy Statement. However, if any other matters should properly come before the meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies. We will bear the cost of solicitation of proxies. In addition to solicitations by mail, directors, officers and regular employees of First Financial may solicit proxies personally or by telephone without additional compensation.

ANNUAL REPORT TO SHAREHOLDERS

          A copy of the Annual Report to Shareholders and the Annual Report on Form 10-K for the fiscal year ended September 30, 2007 are being mailed to each address of record as of the close of business on the voting record date together with these proxy materials. THE ANNUAL REPORT ON FORM 10-K AND THE ANNUAL REPORT TO SHAREHOLDERS ARE NOT A PART OF FIRST FINANCIAL'S PROXY SOLICITING MATERIAL.

BY ORDER OF THE BOARD OF DIRECTORS

Dorothy B. Wright
Corporate Secretary
Charleston, South Carolina
December 18, 2007